UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 3, 2005

                                IPIX CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                000-26363                52-2213841
       (State or other            (Commission             (IRS Employer
 jurisdiction of incorporation)   File Number)         Identification Number)


       3160 CROW CANYON ROAD, SAN RAMON, CALIFORNIA         94583
       -------------------------------------------------------------
         (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (925) 242-4002
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     On February 3, 2005 IPIX Corporation (the "Company") entered into a lease agreement (the "Lease") with Oak Ridge Technical Center Partners - One, L.P. (the "Landlord"). The Lease is for a period of five years beginning May 1, 2005. The base rent is approximately $312,682.30 per year and will increase by approximately $4,941.25 each year beginning in 2006. In addition to the base rent, the Lease requires the Company to pay certain taxes and a pro rata share of operating expenses. The Company is also responsible for the costs of certain tenant improvements associated with the new facility, but will be entitled to reimbursement for certain costs from the Landlord. The Lease also provides for three 36 month renewal options at 95% of the then prevailing fair market rents.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         IPIX CORPORATION



Dated:  February 9, 2005                  /s/ Clara M. Conti
                                         ----------------------------
                                         Clara M. Conti
                                         President and Chief Executive Officer






                                       2